SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):             October 17, 2003

REVCARE, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-17192	84-1061382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 Orange Avenue, Suite 200, Cypress, CA		90630
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 995-0627

Item 4.                                        Change in Registrant’s Certifying Accountant.

On October 17, 2003, RevCare, Inc. (“RevCare” or “the Company”) determined to dismiss its independent accountants Grant Thornton LLP (“Grant Thornton”).  Grant Thornton was engaged effective June 5, 2002 to audit the financial statements of RevCare for the fiscal year ending September 30, 2002 but did not complete its audit and did not express an opinion on financial statements for the years ended September 30, 2003 and 2002.  We have informed Grant Thornton that the reason for the dismissal was the cost of future services.

During the period from June 5, 2002 through October 17, 2003, there were no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to Grant Thornton’s satisfaction would have caused them to make reference to the subject matter of the disagreement if they had issued reports.

As previously disclosed in our current report on Form 8-K filed July 10, 2003 on June 12, 2003, we received a letter from Grant Thornton LLP raising certain matters with respect to our collection services practices.

Grant Thornton has furnished RevCare with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of such letter, dated October 24, 2003, is filed as Exhibit 16.1 to this Form 8-K and incorporated herein by reference.

Pursuant to Item 304(a)(1)(v) of Regulation S-K related to events that occurred within the Company’s two most recent fiscal years and the subsequent interim period we refer to our current report on Form 8-K filed July 10, 2003, August 15, 2003 and September 12, 2003 which are incorporated herein by reference.  As disclosed in those filings in operating our business, we have relied upon the repeal of previous California statutes requiring segregation of client funds by collection agencies when our client contract did not contain an express provision requiring segregation.  We have now determined, despite the lack of clear authority, that the practice of transferring client funds to operating accounts or delay in remitting funds might be deemed a breach of our obligations.  Since we are unable to determine definitively if this is the case, we have taken and are taking additional steps to address these practices.  Client funds are no longer transferred to our operating accounts for any reason (other than funds owed to the Company for its services to which it is contractually entitled).  As previously reported in our current report on Form 8-K filed September 12, 2003, on August 29, 2003, we executed the relevant documents under which FBR loaned us $1,000,000.  The use of proceeds for the new $1,000,000 loan from FBR will be to reduce the collections payable to certain of our California-based delinquent debt collection clients including interest.  The Company has begun a process to remit to certain of our California-based delinquent debt collection clients the amounts collected on their behalf including related interest.  The collections payable in arrears has been reduced to $1,000,874 as of October 20, 2003.

Also on October 17, 2003 the Company appointed Mayer Hoffman McCann P.C. as its new independent accountants to audit the Company’s financial statements for the years ended September 30, 2003 and 2002.  The decision not to continue to retain Grant Thornton and to retain Mayer Hoffman McCann P.C. was approved by the Company’s Board of Directors upon the recommendation of its Audit Committee.

The Company retained Grant Thornton after dismissing Arthur Andersen LLP.  As previously disclosed in our Current Report on Form 8-K dated June 3, 2002, incorporated herein by reference, at the time of Arthur Andersen LLP’s dismissal there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to Arthur Andersen’s satisfaction would have caused them to make reference to the subject matter in their report on RevCare’s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

The foregoing summary of the matters described on this Current Report on Form 8-K is subject to, and qualified in its entirety by, the exhibits to this Form 8-K and those incorporated by reference.

Item 7.                                        Financial Statements, Pro Forma Financial Information and Exhibits.

Pro Forma Financial Information.

Currently, it is impracticable for the Company to file with this Form 8-K the pro forma financial information, which is required pursuant to Article 11 of Regulation S-X in connection with the transfer of the Company’s administrative and back office temporary staffing division as previously reported in our current report on Form 8-K filed September 12, 2003.  The Company will file the required pro forma financial information as an amendment to this Form 8-K as soon as practicable in compliance with applicable requirements.

Exhibits

Exhibit	Name of Exhibit

16.1	Letter from Grant Thornton LLP to the Commission dated October 24, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVCARE, INC.

Date: October 24, 2003	By:	/s/ Manuel Occiano
Manuel Occiano
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Name of Exhibit

16.1	Letter from Grant Thornton LLP to the Commission dated October 24, 2003.